Exhibit 99.1

(1)	Reflects a 1-for-1.3676 reverse stock split, which
will become effective immediately prior to the time the registration statement filed in connection with the issuer's initial public offering becomes effective. Includes 108,015 shares owned directly by DLJCC, 7,932 owned directly by Sprout CEO, and 681,455 shares owned by Sprout VII.


(2)	 In accordance with Securities and Exchange Commission Release No.
34-39538 (January 12, 1998), this Form 3 is being filed by Credit Suisse (the "Bank"), a Swiss bank, on behalf of itself and its subsidiaries, to the extent that they constitute the Credit Suisse First Boston business unit (the "CSFB business unit") excluding Asset Management (as defined below) (the "Reporting Person"). The CSFB business unit is also comprised of an asset management business principally conducted under the brand name Credit Suisse Asset Management ("Asset Management"). The Reporting Person provides financial advisory and capital raising services, sales and trading for users and suppliers of capital around the world and invests in and manages private equity and venture capital funds. Asset Management provides asset management and investment advisory services to institutional, mutual fund and private investors worldwide. The address of the Bank's principal business and office is Uetlibergstrasse 231, P.O. Box 900, CH 8070 Zurich, Switzerland. The address of the Reporting Person's principal business and office in the United States is Eleven Madison Avenue, New York, New York 10010.

	The Bank owns directly a majority of the voting stock, and all of the non-voting stock, of Credit Suisse First Boston, Inc. ("CSFBI"), a Delaware corporation. The address of CSFBI's principal business and office is Eleven Madison Avenue, New York, New York 10010. The Bank's voting stock is entirely owned by Credit Suisse Group ("CSG"), a corporation formed under the laws of Switzerland. CSG also owns the remainder of the voting stock of CSFBI.

	CSFBI owns all of the voting stock of Credit Suisse
First Boston (USA), Inc. ("CSFB-USA"), a Delaware corporation and holding company. The address of the principal business and office of CSFB-USA is Eleven Madison Avenue, New York, New York 10010.

	Sprout Capital IX,
L.P. ("Sprout IX"), Sprout Capital VIII, L.P. ("Sprout VIII"), Sprout Capital VII, L.P. ("Sprout VII"), Sprout CEO Fund, L.P. ("Sprout CEO"), Sprout Entrepreneurs Fund, L.P. ("Sprout Entrepreneurs"), Sprout IX Plan Investors, L.P. ("IX Plan"), Sprout Plan Investors, L.P. ("Plan Investors"), Sprout Venture Capital, L.P. ("Sprout Venture") and DLJ ESC II, L.P. ("ESC II") are Delaware limited partnerships which make investments for long term appreciation. DLJ Capital Corporation ("DLJCC"), a Delaware corporation and a wholly-owned subsidiary of CSFB-USA, acts as a venture capital partnership management company. DLJCC is also the general partner of Sprout CEO, Sprout Entrepreneurs and Sprout Venture. DLJCC is also the managing general partner of Sprout IX, Sprout VIII, Sprout VII and, as such, is responsible for their day-to-day management. DLJCC makes all of the investment decisions on behalf of Sprout IX, Sprout VIII, Sprout VII, Sprout CEO, Sprout Entrepreneurs and Sprout Venture. DLJ Associates IX, L.P. ("Associates IX"), a Delaware limited partnership, is a general partner of Sprout IX and in accordance with the terms of the relevant partnership agreement, does not participate in investment decisions made on
behalf of Sprout IX.   DLJ Capital Associates IX, Inc. ("DLJCA IX"), a
Delaware corporation and wholly-owned subsidiary of DLJCC, is the managing general partner of Associates IX. DLJ Associates VIII, L.P. ("Associates VIII"), a Delaware limited partnership, is a general partner of Sprout VIII and in accordance with the terms of the relevant partnership agreement, does not participate in investment decisions made on behalf of Sprout VIII. DLJ Capital Associates VIII, Inc. ("DLJCA VIII"), a Delaware corporation and wholly-owned subsidiary of DLJCC, is the managing general partner of Associates VIII. DLJ Associates VII, L.P. ("Associates VII"), a Delaware limited partnership, is a general partner of Sprout VII and in accordance with the terms of the relevant partnership agreement, does not participate
in investment decisions made on behalf of Sprout VII.   DLJ Capital
Associates VII, Inc. ("DLJCA VII"), a Delaware corporation and wholly-owned subsidiary of CSFB-USA, is the managing general partner of Associates VII. DLJ LBO Plans Management Corporation II ("DLJLBO"), a Delaware corporation, is the general partner of IX Plan, and Plan Investors and, as such, is responsible for its day-to-day management. DLJLBO makes all of the investment decisions on behalf of IX Plan and Plan Investors. DLJLBO is a wholly-owned subsidiary of Credit Suisse First Boston Private Equity, Inc. ("CSFBPE"), a Delaware corporation, which, in turn, is a wholly-owned subsidiary of CSFB-USA. CSFB Fund Co-Investment Program, L.P. ("CSFB Fund") is a Delaware limited partnership. DLJ MB Advisors, Inc. ("DLJMB"), an indirect, wholly-owned subsidiary of CSFB-USA, serves as an investment Advisor to CSFB Fund. The address of the principal business and office of each of DLJCC, DLJCA IX, Associates IX, DLJCA VIII, Associates VIII, DLJCA VII, Associates VII, Sprout IX, Sprout VIII, Sprout VII, Sprout CEO, Sprout Entrepreneurs, Sprout Venture, ESC II, IX Plan, DLJLBO, CSFBPE and Plan Investors is Eleven Madison Avenue, New York, New York 10010.

	CSG
is a global financial services company, active in all major financial centers and providing a comprehensive range of banking and insurance products. CSG has three distinct business units. In addition to the CSFB business unit, CSG and its consolidated subsidiaries are comprised of the Credit Suisse business unit (the "Credit Suisse business unit") and the Winterthur business unit (the "Winterthur business unit"). The Credit Suisse business unit offers global private banking and corporate and retail banking services in Switzerland. The Winterthur business unit provides life and non-life insurance and pension products to private and corporate clients worldwide. CSG's business address is Paradeplatz 8, P.O. Box 1, CH 8070 Zurich, Switzerland.

	The Bank is comprised of what were formerly known as Credit Suisse First Boston and Credit Suisse, each a Swiss bank, which were merged on May 13, 2005. The operations of the Bank consist principally of the Credit Suisse and CSFB business units.

	CSG, for
purposes of the federal securities laws, may be deemed ultimately to control the Bank and the Reporting Person. CSG, its executive officers and directors, and its direct and indirect subsidiaries (including Asset Management, the Credit Suisse business unit and the Winterthur business unit) may beneficially own Shares of the securities of the issuer to which this Form 3 relates and such Shares are not reported in this Form 3. CSG disclaims beneficial ownership of Shares beneficially owned by its direct and indirect subsidiaries, including the Reporting Person. Each of Asset Management, the Credit Suisse business unit and the Winterthur business unit disclaims beneficial ownership of Shares beneficially owned by the Reporting Person. The Reporting Person disclaims beneficial ownership of Shares beneficially owned by CSG, Asset Management, the Credit Suisse business unit and the Winterthur business unit.

(3)	These shares will
automatically convert into common stock upon the closing of the issuer's initial public offering of common stock.

(4)	Not Applicable.


(5)	Reflects a 1-for-1.3676 reverse stock split, which will become effective immediately prior to the time the registration statement filed in connection with the issuer's initial public offering becomes effective, pursuant to which each share of Series B Preferred Stock will convert into approximately 0.7312 shares of common stock upon the closing of the issuer's initial public offering. Includes 2,393 shares owned directly by DLJCC, 62,432 shares owned directly by ESC II, 717,454 shares owned directly by Sprout VIII, and 43,047 shares owned directly by Sprout Venture.

(6)	Reflects a 1-for-1.3676 reverse stock split, which will
become effective immediately prior to the time the registration statement filed in connection with the issuer's initial public offering becomes effective, pursuant to which each share of Series C Preferred Stock will convert into approximately 0.7312 shares of common stock upon the closing of the issuer's initial public offering. Includes 1,532 shares owned directly by DLJCC, 39,957 shares owned directly by ESC II, 459,451 shares owned directly by Sprout VIII, and 27,589 shares owned directly by Sprout Venture.

(7)	Reflects a 1-for-1.3676 reverse stock split, which will
become effective immediately prior to the time the registration statement filed in connection with the issuer's initial public offering becomes effective, pursuant to which each share of Series D Preferred Stock will convert into approximately 0.7312 shares of common stock upon the closing of the issuer's initial public offering. Includes 13,826 shares owned directly by DLJCC, 1,140,624 shares owned directly by Sprout IX, 4,495 shares owned directly by Sprout Entrepreneurs, and 65,843 shares owned directly by IX Plan.

(8)	Reflects a 1-for-1.3676 reverse stock
split, which will become effective immediately prior to the time the registration statement filed in connection with the issuer's initial public offering becomes effective, pursuant to which each share of Series E Preferred Stock will convert into approximately 0.7312 shares of common stock upon the closing of the issuer's initial public offering. Includes 26,391 shares owned directly by DLJCC, 22,488 shares owned directly by ESC II, 238,973 shares owned directly by Sprout IX, 259,499 shares owned directly by Sprout VIII, 142,771 shares owned directly by Sprout VII, 1,662 shares owned directly by Sprout CEO, 941 shares owned directly by Sprout Entrepreneurs, 15,574 shares owned directly by Sprout Venture, and 13,794 shares owned directly by IX Plan.

(9)	Reflects a 1-for-1.3676
reverse stock split, which will become effective immediately prior to the time the registration statement filed in connection with the issuer's initial public offering becomes effective. The number of shares of common stock into which the Series F Preferred Stock will convert upon the closing of the issuer's initial public offering is dependent on the initial public offering price of the issuer's common stock and will be between approximately 0.7312 and 0.8917 shares of common stock for each share of Series F Preferred Stock. The aggregate number of shares of common stock into which these shares of Series F Preferred Stock will convert will be between 900,866 and 1,098,610 shares. Includes 4,744 to 5,786 shares owned directly by DLJCC, 327,271 to 399,108 shares owned directly by Sprout VIII, 301,386 to 367,540 shares owned directly by Sprout IX, 1,187 to 1,448 shares owned directly by Sprout Entrepreneurs, 19,642 to 23,953 shares owned directly by Sprout Venture, 17,397 to 21,216 shares owned directly by IX Plan and 28,361 to 34,587 shares owned directly by Plan Investors, and 200,878 to 244,972 shares owned directly by CSFB Fund.

(10)	Reflects
a 1-for-1.3676 reverse stock split, which will become effective immediately prior to the time the registration statement filed in connection with the issuer's initial public offering becomes effective. The number of shares of common stock into which the Series F-1 Preferred Stock will convert upon the closing of the issuer's initial public offering is dependent on the initial public offering price of the issuer's common stock and will be between approximately 0.7312 and 0.8917 shares of common stock for each share of Series F-1 Preferred Stock. The aggregate number of shares of common stock into which these shares of Series F-1 Preferred Stock will convert will be between 245,498 and 299,385 shares. Includes 1,509 to 1,841 shares owned directly by DLJCC, 104,152 to 127,013 shares owned directly by Sprout VIII, 95,914 to 116,967 shares owned directly by Sprout IX, 378 to 461 shares owned directly by Sprout Entrepreneurs, 6,251 to 7,623 shares owned directly by Sprout Venture, 5,536 to 6,751 shares owned directly by IX Plan, 9,025 to 11,007 shares owned directly by Plan Investors, and 22,733 to 27,722 shares owned directly by CSFB Fund.

(11)	Reflects a
1-for-1.3676 reverse stock split, which will become effective immediately prior to the time the registration statement filed in connection with the issuer's initial public offering becomes effective. Each warrant is convertible into common stock at an exercise price of $7.13. Includes 204 shares owned directly by DLJCC, 4,948 shares owned directly by ESC II, 61,681 shares owned directly by Sprout VIII, and 3,700 shares owned directly by Sprout Venture.